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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Check the appropriate box:
/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a -11(c) or §240.14a-12
SPHERION CORPORATION (F/K/A INTERIM SERVICES INC.)
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      April 23, 2001

To our Stockholders:

    On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Spherion Corporation (formerly known as Interim Services Inc.) (the "Company").

    As shown in the formal notice enclosed, the meeting will be held at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 22, 2001 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the meeting we will be acting on the matters described in the Proxy Statement. If you will need special assistance at the meeting because of a disability, please contact Ms. Dahlton Bennington at (954) 351-8427.

    We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Whether or not you plan to attend the meeting, you are urged to date, sign and mail the enclosed Proxy Card in the envelope provided.

    Thank you for your support.

Sincerely,
Cinda A. Hallman	Steven S. Elbaum
President and Chief Executive Officer	Chairman

SPHERION CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held
Tuesday, May 22, 2001
10:00 a.m. EDT

To the Stockholders of Spherion Corporation:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of SPHERION CORPORATION, a Delaware corporation (the "Company") will be held at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 22, 2001 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon the following matters:

  1.
  The election of three members of the Board of Directors to hold office for three years or until their respective successors are duly elected and qualified.

  2.
  A proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 28, 2001.

  3.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on March 28, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                      BY ORDER OF THE BOARD OF DIRECTORS,
                       Lisa G. Iglesias
                      Secretary

Fort Lauderdale, Florida
April 23, 2001

—IMPORTANT—

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR VOTING PROMPTLY.

2001 ANNUAL MEETING OF STOCKHOLDERS
OF
SPHERION CORPORATION

PROXY STATEMENT

TIME, PLACE AND DATE OF ANNUAL MEETING

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Spherion Corporation, a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), for use at the 2001 Annual Meeting of Stockholders of the Company to be held pursuant to the enclosed Notice of Annual Meeting, at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 22, 2001, at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 938-7600, or at any adjournments or postponements thereof (the "Annual Meeting").

    The approximate date that this Proxy Statement and the enclosed form of proxy ("Proxy Card") are first being sent to stockholders is April 23, 2001.

INFORMATION CONCERNING PROXY

    The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation or subsequent proxy will be effective unless and until written notice of the revocation or subsequent proxy is received by the Company at or prior to the Annual Meeting.

    The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Proxy Card is borne by the Company. Solicitation of proxies will be made by Morrow & Co., Inc., who will engage approximately fourteen of their employees to solicit stockholders. The anticipated cost of the solicitation is $5,500 plus reimbursement of out of pocket expenses. In addition, solicitation of proxies may be made by certain directors, officers and employees of the Company who may do so by telephone, facsimile, mail or personal contact. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

PURPOSES OF THE ANNUAL MEETING

    At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon the following matters:

  1.
  The election of three members of the Board of Directors to hold office for three years or until their respective successors are duly elected and qualified.

  2.
  A proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 28, 2001.

  3.
  The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Unless contrary instructions are indicated on the enclosed Proxy Card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) "FOR" the election of the respective nominees for director named herein and (b) "FOR" the approval of Proposal 2 described in the Notice of Annual Meeting. The Proxy Card also authorizes the proxy holders to vote in their discretion the shares represented on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Annual Meeting. In the event that a stockholder specifies a different choice by means of the enclosed Proxy Card, such shares will be voted in accordance with the specification(s) so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The Board of Directors has set the close of business on March 28, 2001 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 65,341,425 shares of Common Stock issued, 58,264,456 of which are outstanding and entitled to be voted at the Annual Meeting. Each share of the Company's Common Stock entitles the holder to one vote with respect to all matters to come before the Annual Meeting and all of such shares vote as a single class. Stockholders do not have the right to cumulate their votes for directors.

    The attendance, in person or by proxy, of stockholders holding a majority of the shares of Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon. The affirmative vote of stockholders holding a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon will be required to approve each other matter presented at the Annual Meeting. If less than a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, the holders of a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

    Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

    Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum. Abstentions are counted as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. However, a broker non-vote on a matter is considered as not present and not entitled to vote on that matter and thus is not counted as a vote cast or as present in determining whether a matter has been approved.

    A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's executive offices, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

    THE BOARD OF DIRECTORS ENCOURAGES YOU TO COMPLETE AND RETURN THE PROXY CARD EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 1, 2001 by: (i) each person known by the Company to be the beneficial owner of more than five percent of such Common Stock; (ii) each present director and nominee for director of the Company; (iii) the Named Executive Officers in the Summary Compensation Table; and (iv) all the continuing directors, nominees to the Board of Directors and executive officers of the Company as a group. The determinations of beneficial ownership by directors and executive officers of the Company's Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined.

Name of Beneficial Owner (and Address if Beneficial Ownership Exceeds 5%)	Shares of Common Stock Beneficially Owned (1)	Percent of Class if more than 1%
Perkins, Wolf, McDonnell & Company (2) 53 W. Jackson Blvd. Suite 722 Chicago, IL 60604	4,413,400	7.1%
Guy W. Millner (3) 3535 Piedmont Road NE Atlanta, GA 30305	4,274,422	7.2%
Raymond Marcy (4)	783,050	1.3%
Robert E. Livonius (5)	335,135	*
Roy G. Krause (6)	329,415	*
Robert J. Evans (7)	68,286	*
J. Ian Morrison (8)	41,094	*
William F. Evans (9)	40,476	*
Jerome B. Grossman (10)	37,476	*
Steven S. Elbaum (11)	35,826	*
Cinda A. Hallman (12)	31,476	*
A. Michael Victory (13)	23,476	*
J. Randall Nobles (14)	11,334	*
Jose L. Aragon (15)	5,572	*
Directors and Executive Officers as a group (19 persons) (16)	6,190,931	10.2%

*
Indicates less than 1.0%

(1)
Unless otherwise indicated in the notes to this Table, the stockholders listed in the Table have sole voting and dispositive power with respect to shares beneficially owned by them. Deferred Stock Units ("DSUs") have been granted to certain officers and directors of the Company. A DSU represents the right to receive a share of Common Stock in the future. Included in the shares beneficially owned by the stockholders are DSUs which have vested. The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or defer delivery until a designated time in the future. As of March 1, 2001, no stockholder in the table above has accepted delivery of a common share underlying a DSU. A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU once the DSU has vested.

(2)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001, Perkins, Wolf, McDonnell & Company is the beneficial owner of 4,413,400, or 7.1% of shares outstanding, of the Common Stock, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Perkins, Wolf, McDonnell & Company asserts sole voting power and sole dispositive power as to 134,050 of those shares.

(3)
Includes 1,122,806 shares of Common Stock held by Millner Preferred LLC and 2,027,559 shares of Common Stock held by M.I. Holdings, Inc., the beneficial ownership of which may be attributed to Mr. Millner.

(4)
Includes 608,416 shares of Common Stock deemed to be beneficially owned by Mr. Marcy by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Stock Incentive Plan (the "2000 Plan") and its predecessor plans and the Company's Deferred Stock Plan (the "DSU Plan"). Upon the termination of Mr. Marcy's employment with the Company on April 9, 2001, his employment agreement provides that his options automatically vest. This would increase by 533,333 the number of shares deemed to be beneficially owned by Mr. Marcy by reason of his right to acquire such shares within 60 days after March 1, 2001. This amount is not included in the preceding table, as these events were not known as of March 1, 2001. As shown on the Aggregated Option Exercises Table in the Executive Compensation section of this Proxy Statement, none of Mr. Marcy's option shares are currently "in-the-money."

(5)
Includes 287,286 shares of Common Stock deemed to be beneficially owned by Mr. Livonius by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(6)
Includes 240,286 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(7)
Includes 56,920 shares of Common Stock deemed to be beneficially owned by Mr. Robert J. Evans by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(8)
Includes 32,000 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans.

(9)
Includes 32,000 shares of Common Stock deemed to be beneficially owned by Mr. William F. Evans by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans.

(10)
Includes 32,000 shares of Common Stock deemed to be beneficially owned by Mr. Grossman by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans.

(11)
Includes 17,280 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans.

(12)
Includes 28,000 shares of Common Stock deemed to be beneficially owned by Ms. Hallman by reason of her right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to her pursuant to the 2000 Plan and its predecessor plans.

(13)
Includes 20,000 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans.

(14)
Mr. Nobles separated from the Company on October 7, 2000. Information provided herein is reflective of the last records submitted by Mr. Nobles to the Company.

(15)
Includes 5,000 shares of Common Stock deemed to be beneficially owned by Mr. Aragon by reason of his right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans. Mr. Aragon resigned from the Company in April 2001.

(16)
Includes an aggregate of 1,496,699 shares of Common Stock deemed to be beneficially owned by Directors and Executive Officers of the Company by reason of their right to acquire such shares within 60 days after March 1, 2001 through the exercise of stock options granted to them pursuant to the 2000 Plan and its predecessor plans and the DSU Plan. Upon the termination of Mr. Marcy's employment with the Company on April 9, 2001, his employment agreement provides that his options automatically vest. This would increase by 533,333 the number of shares deemed to be beneficially owned by Mr. Marcy by reason of his right to acquire such shares within 60 days after March 1, 2001. This amount is not included in the preceding table, as these events were not known as of March 1, 2001. As shown on the Aggregated Option Exercises Table in the Executive Compensation section of this Proxy Statement, none of Mr. Marcy's option shares are currently "in-the-money."

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be nine unless otherwise fixed by a resolution adopted by a majority of the entire Board. In April 2001, the Board of Directors reduced the size of the Board to seven members, eliminating the vacancy existing since 1997 as well as the vacancy created by the resignation of Mr. Marcy on April 9, 2001, when his employment with the Company as Chairman, President and Chief Executive Officer terminated. The Certificate of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. Members of each class of the Board of Directors are elected for a term of three years, and the term of office of one class of directors expires at each annual meeting of stockholders. Directors elected at an annual meeting of stockholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election.

    At the 2001 Annual Meeting of Stockholders, three Class II directors will be elected to hold office for three years or until their respective successors are duly elected and qualified. Steven S. Elbaum, Jerome B. Grossman and Guy W. Millner have been nominated for election as Class II directors of the Company and all three of them are currently Class II directors of the Company. The Company has a retirement policy whereby directors may not stand for re-election after the end of the term during which they attain 70 years of age. This policy, however, has been waived by the Board of Directors for Jerome B. Grossman, a current Class II director, who has been a director of the Company for over 20 years and who has great insight and knowledge of the Company. The shares voted by the proxies will be voted for the election of Mr. Elbaum, Mr. Grossman and Mr. Millner unless authority to do so is withheld as provided in the Proxy Card. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

Name and Age	Principal Occupation and Directorships
NOMINEES FOR CLASS II (term expiring in 2004)
Steven S. Elbaum (52)
Chairman of the Company since April 2001. Director of the Company since May 1996. Director of Brandon Systems Corporation from January 1987 until May 1996. Chairman of the Board and Chief Executive Officer of The Alpine Group, Inc., a diversified public holding company, since June 1984. Chairman and Chief Executive Officer of Superior Telecom Inc., a wire and cable telecommunications company, since October 1996. Chairman of the Board, PolyVision Corporation, since April 1996. Director of Vestaur Securities, Inc. since March 1999.
Jerome B. Grossman (81)
Director of the Company since August 1978. Executive Vice President and Chief Operating Officer of H&R Block, Inc. from May 1971 to August 1989 and then served as Vice Chairman of the Board until he retired in July 1992. Director of H&R Block, Inc. from September 1973 until September 1992, at which time he was elected Vice Chairman Emeritus.

Guy W. Millner (65)
Director of the Company since July 1999. Director of Matria Healthcare, Inc. since October 2000. Chairman, Millner Holdings since January 1984. Mr. Millner served as Chairman of Norrell Corporation from its inception until October 1997. From November 1961 until October 1993, Mr. Millner served as President and Chief Executive Officer of Norrell Corporation.
CONTINUING DIRECTORS—CLASS III (term expiring in 2002)
J. Ian Morrison (48)
Director of the Company since August 1993. Consultant and President Emeritus, Institute for the Future, a non-profit research and consulting firm, since August 1996; President from May 1990 until August 1996.
A. Michael Victory (66)	Director of the Company since August 1980. President of AMEC Capital, Inc. since September 1996. Prior to that, he was general partner in Cumberland Investment Group.
CONTINUING DIRECTORS—CLASS I (term expiring in 2003)
William F. Evans (53)
Director of the Company since August 1993. Consultant, since January 2001. President, Electrical Products, Essex Group, Inc. from July 1999 through January 2001. Executive Vice President, Productivity Point International, from June 1998 to July 1999. Executive Vice President, ProSource, Inc., a food service distribution company, from July 1995 until June 1998.
Cinda A. Hallman (57)
President and Chief Executive Officer of the Company since April 2001. Director of the Company since February 1995. Director, Bowater Incorporated since November 2000. Director, United Way of America Board of Governors since June 2000. Senior Vice President of E. I. DuPont de Nemours & Co. ("DuPont") from March 1998 to April 2001. Global Vice President Integrated Processes and Systems of DuPont from August 1997 to March 1998. Vice President, Information Systems and Chief Information Officer of DuPont from November 1992 to August 1997.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II AS DIRECTORS OF THE COMPANY AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

Directors' Compensation, Committees and Meetings

    Non-employee directors receive an annual retainer. The annual retainer is determined by the Board of Directors each year and is effective for a twelve-month period commencing on July 1st of such year. The Board of Directors may designate the manner in which the annual retainer shall be payable including, but not limited to, in cash, in shares of the Company's Common Stock or in any combination thereof. Currently, the Board of Directors may permit up to fifty percent of the annual retainer to be deferred and paid to the directors in the form of DSUs but it has recently taken action which would allow each Director to take up to one hundred percent of the annual retainer in DSUs. On July 1, 1999, the annual retainer payable to each non-employee director was set at $35,000. Additionally, non-employee directors are compensated at the rate of $2,000 per Board meeting attended and $1,500 per Committee meeting attended, each payable in cash. Members of the Executive Committee are compensated at a rate of $500 per monthly telephonic update meeting of the Executive Committee in lieu of the typical $1,500 Committee meeting fee. In addition, the Chairperson of the Compensation Committee and the Chairperson of the Audit Committee each receive additional annual compensation in the amount of $5,000, payable in cash. Attendance fees are not paid for Board or Committee meetings that, in the judgment of the Chairperson thereof, are not of sufficient length or significance to warrant an attendance fee. Directors are reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company. In May 1998, the Company established stock ownership guidelines for outside directors equal to three times the annual retainer. Only shares actually owned (and not unexercised options) count toward the ownership requirement.

    Pursuant to the Company's 2000 Plan and its predecessor plans, each non-employee director may receive an annual stock option grant to purchase up to 5,000 shares of the Company's Common Stock, vesting on the first anniversary of the date of grant. The annual stock option grants are made on the date coinciding with the annual meeting of stockholders of the Company, at an exercise price equal to the closing price of such stock on the date of grant. Outside director stock options of 4,000 shares each were granted on May 23, 2000 (at an exercise price of $19.9375 per share and will become fully exercisable on May 23, 2001).

    In addition, each non-employee director is entitled to receive an annual grant of DSUs in an amount equal to $20,000 based on the value of the underlying common stock. One thousand seventy one (1,071) DSUs were granted to each non-employee director on July 3, 2000.

    The standing committees of the Board include: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee and the Nominating Committee.

    The Audit Committee, whose members are William F. Evans (Chairperson), Jerome B. Grossman and A. Michael Victory, held four meetings during the fiscal year ended December 29, 2000. The functions of the Audit Committee are fully described in the Audit Committee Report which follows on the next page.

    The Compensation Committee, whose members during fiscal 2000 were Cinda A. Hallman (Chairperson), Steven S. Elbaum and J. Ian Morrison, held seven meetings (members were not compensated for one of these meetings) during the fiscal year ended December 29, 2000. The primary functions of the Compensation Committee include presenting recommendations to the Board of Directors on the compensation of the Chief Executive Officer ("CEO") and approving the compensation program for certain of the Company's other executive officers after receiving recommendations from the CEO. Duties also include determining executive salaries, setting the performance criteria for annual bonuses, approving executive bonuses under the annual incentive programs and administering the Company's 2000 Plan. The Compensation Committee also determines the amount and terms of all stock options awarded to employees of the Company. Ms. Hallman resigned from the Compensation Committee prior to her election as President and Chief Executive Officer of the Company on April 9, 2001.

    The Corporate Governance Committee consists of all of the non-employee Directors and is chaired by Jerome B. Grossman. The primary functions of the Corporate Governance Committee include evaluating the CEO's performance, monitoring the Board's compliance with its mission statement and code of conduct and considering other corporate governance issues. The Corporate Governance Committee held seven meetings during the fiscal year ended December 29, 2000, five of which coincided with Board meetings and one of which was not compensated.

    The Executive Committee, whose members during fiscal 2000 were Raymond Marcy (Chairperson), William F. Evans, Jerome B. Grossman and A. Michael Victory, held nine meetings during the fiscal year ended December 29, 2000 (this includes seven telephonic update meetings and two meetings for which members were not compensated). The primary function of the Executive Committee is to exercise certain authority of the Board specifically delegated to it between meetings of the Board of Directors. Ms. Hallman replaced Mr. Marcy as the Chairperson (and member) of the Executive Committee in April 2001.

    The Nominating Committee, whose members are J. Ian Morrison (Chairperson), Steven S. Elbaum and A. Michael Victory, held one meeting during the fiscal year ended December 29, 2000. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company. The Nominating Committee will consider nominees recommended by stockholders (see section below entitled "STOCKHOLDER PROPOSALS").

    The Board of Directors met ten times during the fiscal year ended December 29, 2000 (members were not compensated for one of these meetings). All directors attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the last fiscal year.

AUDIT COMMITTEE REPORT

    The following Report of the Audit Committee of the Board of Directors (the "Audit Committee") of the Company does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

    During fiscal 2000, the Audit Committee developed and adopted a revised charter, which was approved by the Board of Directors on May 23, 2000. The complete text of this charter, which reflects standards set forth in new Securities and Exchange Commission ("SEC") regulations and New York Stock Exchange ("NYSE") rules, is reproduced as Exhibit "A" to this Proxy Statement.

    As set forth in more detail in the charter, the Audit Committee's primary responsibilities include:

  •
  Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitoring the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

    The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee held four formal meetings and participated in quarterly teleconferences during fiscal 2000.

    The Audit Committee consists of William F. Evans (Chairman), Jerome B. Grossman and A. Michael Victory. Members of the Audit Committee have certified that each of them are independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards. In addition to the biographical information provided elsewhere in this Proxy Statement, each member of the Audit Committee has provided the following information about themselves to demonstrate that they are financially literate and have financial management expertise:

William F. Evans (Chairman):

  •
  Bachelor and Master Degrees in Accounting from the University of Illinois
  •
  Certified Public Accountant licensed in the State of Georgia
  •
  Former partner in the accounting firm of KPMG
  •
  Former Chief Financial Officer of three different companies, two of which were publicly held

Jerome B. Grossman:

  •
  Executive Vice President and Chief Operating Officer of H&R Block, Inc. from May 1971 to August 1989
  •
  Director of H&R Block, Inc. from September 1973 until September 1992
  •
  Director of CompuServe Incorporated from 1980 until 1992
  •
  Director of Path Management Industries from 1985 until 1991
  •
  Bachelor of Arts in Economics, University of Michigan

A. Michael Victory:

  •
  From 1960 until 1970, Executive Vice President in charge of the Investment Banking Division, Shearson, Hammill & Co., Inc.
  •
  Master of Business Administration, Harvard Business School
  •
  Bachelor of Arts, Providence College

    In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors of the Company, Deloitte & Touche LLP, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees"; discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company's internal controls and the internal audit function's organization and responsibilities. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

    The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

    The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 29, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Audit Fees

    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2000 were $1,006,000.

Financial Information Systems Design and Implementation Fees

    There were no fees billed by Deloitte for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

    The aggregate fees billed by Deloitte for services rendered for fiscal 2000, other than those reported herein above, were $1,353,000.

    The Audit Committee has considered and has agreed that the provision of services covered by All Other Fees as described herein above, are compatible with maintaining the principal accountant's independence.

    Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2000, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

Date: February 1, 2001

                      BY THE AUDIT COMMITTEE,

                      William F. Evans, Chairman
                       Jerome B. Grossman
                      A. Michael Victory

EXECUTIVE COMPENSATION

    The following table sets forth the aggregate compensation earned during each of the Company's three most recently completed fiscal years to Raymond Marcy, the Company's former CEO, each of the four most highly compensated executive officers of the Company in the 2000 fiscal year other than the former CEO and one additional officer who would have been included in this table but for the fact that he was not serving as an officer of the Company at the end of the 2000 fiscal year (together with the former CEO, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards (1)
		Annual Compensation
					Spherion Stock Options (#) (3)
Name and Principal Position Held	Year	Salary ($)	Bonus (Year Earned) ($)	Other Annual Compensation ($) (2)		Restricted Stock ($) (4)	All Other Compensation ($)
Raymond Marcy Chairman, President and Chief Executive Officer	2000 1999 1998	$823,563 687,231 620,577	$684,750 1,626,338 598,500	$60,144 37,985 25,894	210,000 465,000 300,000	$791,875 1,424,132 N/A	$148,140 123,614 62,233	(5)
Robert E. Livonius Executive Vice President and Chief Operating Officer	2000 1999 1998	$494,148 389,981 325,165	$302,321 631,155 235,778	$24,066 19,639 12,513	93,750 201,000 125,000	$353,516 680,509 N/A	$52,186 37,742 23,684	(6)
Roy G. Krause Executive Vice President and Chief Financial Officer	2000 1999 1998	$494,148 389,981 324,355	$302,321 631,155 235,778	$24,007 19,409	93,750 201,000 125,000	$353,516 680,509 N/A	$74,478 68,037 29,362	(7)
Robert J. Evans Vice President and Chief Information Officer	2000 1999 1998	$274,000 244,942 232,527	$125,195 224,404 118,481	$12,327 11,338 7,305	15,000 36,000 15,000	$56,563 285,925 N/A	$14,897 13,029 18,978	(8)
Jose L. Aragon Vice President, Marketing	2000 1999 1998	$233,654 11,250 N/A	$106,798 0 N/A	$1,050 0 N/A	11,250 15,000 N/A	$42,422 0 N/A	$1,109 0 N/A	(9)
J. Randall Nobles Chief Process Officer	2000 1999 1998	$159,385 179,135 N/A	$8,860 56,250 N/A	$3,375 193,696 N/A	0 49,500 N/A	$0 0 N/A	$262,237 1,813 N/A	(10)

(1)
There were no Stock Appreciation Rights or Long-Term Incentive Plan Payouts to the listed individuals during fiscal years 1998, 1999 or 2000 other than the grants of DSUs listed above (see Note (4)).

(2)
Consists of matching contributions paid by the Company on behalf of its executives to the Spherion Corporation Deferred Compensation Plan.

(3)
Incentive stock options and non-qualified stock options were granted under the Company's 2000 Plan and predecessor plans at an exercise price equal to the fair market value of the Company's Common Stock on the dates of grant. The options granted in 2000 have ten-year terms and become exercisable over a three-year period in cumulative increments of 33 1/3% per year beginning with the first anniversary of the date of grant.

(4)
Represents grants of DSUs. A DSU represents the right to receive a share of common stock in the future. Once a DSU has vested, the holder may elect to accept a delivery of the common share underlying such DSU or defer delivery until the future. DSUs having ten-year terms and vesting over a three-year period in cumulative increments of 33 1/3% per year beginning with the first anniversary of the date of grant were granted as follows: on October 6, 2000, Messrs. Marcy, Livonius, Krause, Evans, and Aragon were granted 70,000; 31,250; 31,250; 5,000; and 3,750 DSUs, respectively, representing a grant date value of $791,875; $353,516; $353,516; $56,563; and $42,422, respectively. Mr. Nobles did not receive a grant of DSUs during fiscal 2000. The grant date value of the DSUs represents the number of DSUs issued, multiplied by the closing price of Spherion Common Stock on the NYSE on the date of grant. As of March 1, 2001, no executive officer in the table above accepted delivery of a common share underlying a DSU.

(5)
Includes $1,338 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive and $146,802 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(6)
Includes $1,242 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive and $50,944 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(7)
Includes $1,242 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive and $73,236 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(8)
Includes $2,322 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive and $12,274 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(9)
Includes $1,109 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive. Mr. Aragon resigned from the Company in April 2001.

(10)
Includes $479 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive; $57,311 deferred compensation distributed in stock and cash; $13,630 in vacation pay which was accrued but unused by the Executive; and a severance payment of $190,817. Mr. Nobles separated from the Company on October 7, 2000. At that time, the position of Chief Process Officer was eliminated and the duties attributed to that position were absorbed by others within the Company.

OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 29, 2000

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Value ($) (2)
Raymond Marcy (3)	210,000	8.33%	$11.3125	10/06/10	$867,895
Robert E. Livonius (3)	93,750	3.72%	11.3125	10/06/10	387,453
Roy G. Krause (3)	93,750	3.72%	11.3125	10/06/10	387,453
Robert J. Evans (3)	15,000	0.59%	11.3125	10/06/10	61,993
Jose L. Aragon (3)	11,250	0.45%	11.3125	10/06/10	46,494
J. Randall Nobles (3)	—	—	—	—	—

(1)
See Note (3) to the Summary Compensation Table for a description of the terms and other information regarding these options. In addition to the options granted above, DSUs were also granted to the persons set forth above. See Note (4) to the Summary Compensation Table for a description of the terms and other information regarding DSUs.

(2)
The dollar amounts for the options under this column are the result of calculations utilizing the Black-Scholes option pricing model. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and expected life were 47%, 5.97%, 0%, and 3 years, respectively. The dollar amounts for the DSUs under this column represent the closing price on the NYSE of Spherion Common Stock on the date of grant.

(3)
Messrs. Marcy, Livonius, Krause, Evans and Aragon each received one option grant in the fiscal year ended December 29, 2000; Mr. Nobles did not receive an option grant in the fiscal year ended December 29, 2000.

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 29, 2000, and unexercised options held as of the end of that year.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED
DECEMBER 29, 2000 AND 2000 YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year End (#) (2)
	Shares Acquired on Exercise (#) (2)					Value of Unexercised In-the-Money Options at Year End ($) (1)(2)
		Value Realized ($) (1)(2)
Name			Exercisable	Unexercisable		Exercisable	Unexercisable
Raymond Marcy	5,368	$20,465	536,264	670,000	(3)	$0	$0
Chairman, President and Chief Executive Officer
Robert E. Livonius	8,000	86,500	266,500	290,250		26,250	0
Executive Vice President and Chief Operating Officer
Roy G. Krause	5,368	25,162	187,466	290,250		0	0
Executive Vice President and Chief Financial Officer
Robert J. Evans	0	0	46,254	44,000		0	0
Vice President and Chief Information Officer
Jose L. Aragon	0	0	5,000	21,250		0	0
Vice President, Marketing
J. Randall Nobles	0	0	15,000	0		0	0
Chief Process Officer

(1)
The value realized on the exercise of options and the value of unexercised in-the-money options at year end are determined by subtracting the exercise price for the options from the fair market value of the shares subject to the options as of the date of exercise or year end, respectively. There can be no assurance that the value of "unexercised options" reported above will be realized, and any gains on exercise will depend on the value of the Company's Common Stock on the date of exercise.

(2)
The above table does not include information on DSUs. See Note (4) to the Summary Compensation Table for a description of the terms and other information regarding DSUs.

(3)
Upon the termination of Mr. Marcy's employment with the Company on April 9, 2001, his employment agreement provides that all his outstanding options automatically vest.

Employment Contracts

    Mr. Marcy's employment with the Company terminated on April 9, 2001. Mr. Marcy's employment agreement provided, among other things, that upon a termination without "cause" (as such term is defined therein), Mr. Marcy would be entitled to receive a lump sum cash severance payment in an amount equal to three times the sum of his annual salary plus his target bonus. The Company is in the process of finalizing the terms of Mr. Marcy's separation agreement. Mr. Marcy's prior compensation arrangement is further described in the Compensation Committee Report on Executive Compensation.

    The Company entered into employment agreements with each of Messrs. Livonius, Krause and Evans on November 18, 1998 and, on February 29, 2000, the Company entered into an employment agreement with Mr. Aragon. The employment agreements between the Company and each of Messrs. Livonius, Krause, Evans and Aragon provide for employment at will and, accordingly, may be terminated by either party thereto at any time for any reason. The employment agreements provide, among other things, that if the Company terminates the executive without "cause" (as such term is defined therein), the executive would be entitled to receive a lump sum cash severance payment in an amount equal to: (i) two times the sum of the executive's annual salary plus his target bonus, in the case of Messrs. Livonius and Krause, and (ii) the sum of the executive's annual salary plus his target bonus, in the case of Messrs. Evans and Aragon.

    The Company also entered into Change in Control Agreements (the "CIC Agreements") with Messrs. Marcy, Livonius, Krause and Evans on November 18, 1998 and on February 29, 2000, the Company entered into a CIC Agreement with Mr. Aragon. A "Change in Control" is defined in the CIC Agreements, subject to future change by the Company's Board of Directors, and excludes certain transactions that are approved by the Company's Board of Directors. The CIC Agreements provide for certain benefits to be paid to the Named Executive Officers upon the occurrence of a Change in Control, including the waiving of all restrictions and conditions applicable to any awards of restricted stock or the vesting of stock options, and certain specified severance payments in the event that the employment of such executive is terminated following a Change In Control. Such severance includes a cash payment in an amount equal to: (i) three times the sum of the executive's annual salary plus his target bonus, in the case of Mr. Marcy, (ii) two times the sum of the executive's annual salary plus his target bonus, in the case of Messrs. Livonius and Krause, and (iii) the sum of the executive's annual salary plus his target bonus, in the case of Messrs. Evans and Aragon.

    Copies of the employment agreements and the CIC Agreements for Messrs. Marcy, Livonius, Krause and Evans are filed as exhibits to the Company's Form 10-K for the fiscal year ended December 25, 1998.

    Mr. Nobles separated from the Company on October 7, 2000. Mr. Nobles entered into a separation and release agreement with the Company wherein, among other things, Mr. Nobles became entitled to receive a lump sum severance payment of $190,817 in consideration for his agreement to abide by certain non-compete and confidentiality provisions in his separation agreement. The position held by Mr. Nobles, Chief Process Officer, was eliminated and the duties attributed to that position were absorbed by other Company associates.

    Mr. Aragon resigned from the Company in April 2001.

Certain Relationships and Related Transactions

    In prior years, Mr. Marcy, the Company's former Chairman, President and CEO, and Robert E. Livonius, the Company's Chief Operating Officer ("COO"), borrowed funds from the Company pursuant to the Company's 2000 Stock Purchase Assistance Plan (and its predecessor plans) to pay certain taxes incurred by them in connection with the exercise of options on the Company's common stock in order to meet their stock ownership guideline targets established by the Company. These loans remained outstanding during all of fiscal 2000. The loans bear interest at the prime rate, adjusted each calendar quarter, and interest is paid not less than annually. The outstanding principal balance of such loans as of December 29, 2000 was $448,620 for Mr. Marcy and $81,000 for Mr. Livonius.

    Since the beginning of fiscal 2000, the Company entered into several transactions, approved by the Board of Directors, in which the Company purchased shares of Common Stock, at the then prevailing market prices, from Director Guy W. Millner. The details of those transactions are as follows: in November 2000, 500,000 shares were purchased at $11.00 per share; in January 2001, 1,000,000 shares were purchased at $10.5625 per share; in February 2001, 700,000 shares were purchased at $8.63 per share and 500,000 shares were purchased at $8.80 per share; in March 2001, 1,000,000 shares were purchased at $10.10 per share.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    During the fiscal year ended December 29, 2000, the Compensation Committee was comprised of Cinda A. Hallman (Chairperson), Steven S. Elbaum and J. Ian Morrison, none of whom were an officer or employee of the Company or any of its subsidiaries during such fiscal year. Ms. Hallman resigned from the Compensation Committee prior to her election as President and Chief Executive Officer of the Company.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

    The 2000 Compensation Committee of the Company's Board of Directors (the "Committee") has prepared the following report on executive compensation. This report describes the Company's current executive compensation program including the underlying philosophy of the program and the criteria on which executive compensation is based. This report also describes the compensation paid to the Company's former Chairman, President and CEO, Raymond Marcy, during the most recent fiscal year.

    The Committee, during fiscal 2000, was composed entirely of independent outside directors. Their responsibilities include presenting recommendations to the Board of Directors on the compensation of the CEO and approving the compensation program for certain of the Company's other executive officers, consisting of ten executives (including the Named Executive Officers), after receiving recommendations from the CEO. Specific duties include determining the executives' salaries, setting the performance criteria for incentive compensation, approving their awards under the long-term incentive program, and administering the Company's 2000 Plan. The Committee also reviews total compensation for the executives subject to stock ownership goals and the Company's 30 most highly compensated executives.

    The Committee has retained the services of an outside consultant, Frederic W. Cook & Co., to provide information and advice on executive compensation issues.

Compensation Philosophy

    The Company's executive compensation program consists of three main elements:

Base Salary

    Base compensation set to attract and retain qualified management, when combined with the other components of the compensation program.

Incentive Compensation

    An opportunity to earn additional incentive compensation under the annual incentive plan for yearly business success and individual performance.

Long-Term Incentives

    Long-term incentives in the form of stock options and DSUs which will encourage stock ownership and reward executives for increases in stockholder value. There is strong emphasis on stock awards as both recruitment and retention vehicles.

    The compensation program is designed to contribute to the viability and long-term success of the Company by meeting the following objectives:

  •
  To compensate fairly for financial and strategic success and the enhancement of stockholder value.

  •
  To attract, retain and motivate experienced and competent managers and professionals who are performance-oriented.

  •
  To reinforce a commitment to take action, which will contribute to the long-term success of the Company.

  •
  To encourage the ownership of Spherion Common Stock so that management's long-term financial interests are closely linked with the long-term interests of the Company's stockholders.

Competitive Stance

    For competitive comparisons, the Company obtains compensation data on other companies in the temporary service and staffing industry, general industry, service industry and on other growth companies. Industry-specific companies are also used for business-unit heads. Some of the companies used in the peer group for the total stockholder return graph are included within the temporary service and staffing industry comparison group. The Company's policy is to offer base salaries which are competitive at the median of companies of similar size within the comparison groups, annual incentive compensation which could pay at median levels if pre-set performance goals are met and pay at above-median levels if the goals are exceeded, and long-term incentive awards which offer above-median opportunities.

Base Salaries

    Base salaries are reviewed annually using competitive compensation information provided by nationally recognized consulting firms. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the rest of the Company.

Incentive Compensation

    The Committee determines target awards and the performance measures for the CEO and his or her direct reports, including the Named Executive Officers. The former CEO's bonus was based 100% on EPS growth, while the COO's and the CFO's bonuses are based 75% on EPS growth and 25% on personal objectives. Other executives have 50% of their bonuses based on EPS growth, with the remainder based on personal objectives. The EPS growth target for incentive compensation is based on attaining annual EPS in the incentive year of at least 15% over the prior three-year average. Bonuses are paid after the end of the fiscal year if the individual remains in the employ of the Company.

Long-Term Incentives

    The Committee views stock options and DSUs as critical elements of the compensation program. Options have been granted broadly in the Company and may be used as a hiring inducement. Because the Company has a high proportion of professionals, it expects to utilize an above-average level of stock option awards in its compensation program.

Stock Ownership

    In 1997, the Committee adopted stock ownership goals for 22 top executives. The Company had 23 participants in this plan during 2000. The ownership goals are to acquire Spherion Common Stock equal in value to five times salary for the former CEO, three times salary for the COO and CFO and two times salary for the other participants. Participants have been offered a financing program to acquire Spherion Common Stock whereby the Company reimburses executives for loan interest for the first five years. As of December 29, 2000, the former CEO achieved 53% of his goal, the COO achieved 42% of his goal and the CFO achieved 75% of his goal. The other participating executives achieved an average of 29% of their goals. Total stock ownership for this group as of December 29, 2000 was 440,457 shares. The decline in goal ownership achievement percentages among the top executives, compared to last year, may be attributed generally to the decrease in market price of Spherion Common Stock during 2000.

    Due to the decrease in the stock price, in December 2000 the Company opened a securities account in the name of the Company with a brokerage firm, for the deposit of funds to collateralize the third party loan balances of the executives subject to the Company's stock ownership goals. The funds are invested in United States treasury bills.

Change In Control/Employment Agreements

    The Company has Change In Control and Employment Agreements for its top executives. The details of these agreements for the Named Executive Officers are included in this Proxy Statement.

Compliance with Internal Revenue Code Section 162(m)

    The Committee intends that all compensation paid to Spherion executives will be tax-deductible. The Committee has requested stockholder approval where necessary and has established administrative rules for its plans in order to be in compliance with Internal Revenue Code Section 162(m).

CEO Compensation for 2000

    In 2000, the base salary, incentive compensation and stock option and DSUs for the former CEO were determined by the Board of Directors based on the recommendations of the Committee and using the principles outlined above. The former CEO's base salary was increased in January 2000 from $750,000 to $825,000. His target incentive compensation remained the same at 100% of salary. For 2000, the former CEO earned a bonus of $684,750 under the annual incentive plan for executives described above. In calendar year 2000, he was granted a stock option award of 210,000 shares and an award of 70,000 DSUs.

                      BY THE 2000 COMPENSATION COMMITTEE,
                      Cinda A. Hallman, Chairperson
                       Steven S. Elbaum
                      J. Ian Morrison

PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return on the Company's Common Stock for the period beginning December 31, 1995 and ending December 31, 2000; the cumulative total return of the NYSE composite index; the Standard and Poor's 500 stock index; the Peer Group Index used by the Company in its previous year's proxy statement (the "Old Peer Group Index"); and a new Peer Group Index (the "New Peer Group Index"), for the same time period. The total cumulative return on investment (change in stock price plus reinvested dividends, if any) for the Company, the NYSE composite index, the Standard and Poor's 500 stock index, the Old Peer Group Index, and the New Peer Group Index assumes that a $100 investment was made on December 31, 1995. The Company has not declared any dividends in the period represented in this performance graph.

    The Company changed the stock index used herein from the Standard and Poor's 500 stock index to the NYSE Composite Index because the Company is a member of the latter index and feels it is a more appropriate index by which to measure itself.

    The Old Peer Group Index is comprised of the following publicly traded companies: CDI Corp.; Kelly Services, Inc.; Manpower Inc.; and Robert Half International Inc. The New Peer Group Index is comprised of the following publicly traded companies: Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Keane Inc.; and Modis Professional Services Inc. The Company has modified its Peer Group Index to include those companies that more accurately reflect its business mix.

    The data for this performance graph was compiled for the Company by Standard and Poor's. The stock price performance shown on this graph is not necessarily indicative of future price performance of the Company's Common Stock.

Periods Ending

	12/95	12/96	12/97	12/98	12/99	12/00
Spherion Corporation	$100.00	$102.16	$148.92	$134.53	$142.45	$65.11
NYSE Composite Index	100.00	119.06	155.14	180.82	197.35	199.35
S&P 500 Index	100.00	122.96	163.98	210.85	255.21	231.98
New Peer Group	100.00	137.62	195.98	177.55	158.15	152.07
Old Peer Group	100.00	127.24	173.25	157.21	145.13	188.20

RATIFICATION OF APPOINTMENT OF AUDITORS
(Item 2 on Proxy Card)

    Deloitte & Touche LLP audited the accounts of the Company for fiscal year ended December 29, 2000. Deloitte & Touche LLP has offices or affiliates convenient to most of the Company's operations in the United States and other countries and is considered by the Company to be well qualified. The Board of Directors has appointed such firm as the Company's independent auditors for the fiscal year ending December 28, 2001, and recommends that the stockholders ratify such appointment. Representatives of Deloitte & Touche LLP expect to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of the Company's officers, directors and persons who own beneficially more than ten percent of the Company's Common Stock to file with the SEC and the NYSE initial reports of beneficial ownership of the Common Stock on Form 3 and reports of changes in beneficial ownership of the Common Stock on Form 4 or Form 5. Such persons are also required to furnish the Company with copies of all such reports filed. Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 29, 2000 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 29, 2000 and written representations from or on behalf of certain reporting persons, the Company believes that, during the fiscal year ended December 29, 2000, all Section 16(a) filing requirements applicable to such persons were timely satisfied with the exception of the following: Officer Shannon C. Allen filed one late report on Form 4 which involved one transaction and Director J. Ian Morrison filed one late report on Form 4 which involved one transaction.

STOCKHOLDER PROPOSALS

    Recommendations to the Nominating Committee for nominees to be elected to the Board of Directors and proposals of stockholders intended to be presented at the next Annual Meeting scheduled to be held in May 2002, must be submitted in writing to the Secretary of Spherion Corporation, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. Stockholder recommendations and proposals must be received by the Secretary no later than December 24, 2001, in order to be included in next year's Proxy Statement and Proxy Card.

OTHER MATTERS

    The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting it is intended that the persons named in the proxy will vote in their discretion.

    The Annual Report to Stockholders of the Company for fiscal year ended December 29, 2000 (the "Annual Report"), and the Annual Report on Form 10-K for the fiscal year ended December 29, 2000 (the "Form 10-K") are being mailed concurrently with this Proxy Statement to all stockholders of record as of March 28, 2001, except for accounts where the stockholder had filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report and the Form 10-K so that such record holders could supply such material to beneficial owners as of March 28, 2001. AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT AND THE FORM 10-K WILL BE AVAILABLE UPON WRITTEN REQUEST TO:

Roy G. Krause
Executive Vice President and CFO
Spherion Corporation
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

                      BY ORDER OF THE BOARD OF DIRECTORS,
                       Lisa G. Iglesias
                      Secretary

April 23, 2001

EXHIBIT A

SPHERION CORPORATION
Charter of the Audit Committee of the Board of Directors

I.
Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.
Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.
Audit Committee Responsibilities and Duties

  Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4.
Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.
Approve the fees and other significant compensation to be paid to the independent auditors.

7.
Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company. The Audit Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' objectivity and independence and recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

8.
Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.
Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department

11.
The internal audit department shall be responsible to senior management, but the senior audit executive shall have a direct reporting responsibility to the Board of Directors through the Committee. Changes in the senior audit executive shall be subject to Committee approval.

12.
Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

13.
Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  Legal & Tax Compliance

14.
On at least an annual basis, review with the Company's counsel and Chief Financial Officer, any legal or tax matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

15.
Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of internal controls that should be strengthened to reduce the risk of a similar event in the future.

  Other Audit Committee Responsibilities

16.
Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

17.
Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

18.
Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

SPHERION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, a stockholder of SPHERION CORPORATION, a Delaware corporation (the "Company"), hereby appoints Roy G. Krause and Lisa G. Iglesias, and each of them, as the proxy or proxies of the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of the Company that the Undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Eastern Daylight Time), on Tuesday, May 22, 2001 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournments or postponements thereof (the "Annual Meeting"), on the following proposals as designated on the reverse side hereof and, in their discretion, on such other matters as may properly come before the Annual Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" THE APPROVAL OF PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY

    (Continued and to be SIGNED on the reverse side)

SPHERION CORPORATION P.O. BOX 11472 NEW YORK, N.Y. 10203-0472

Detach Proxy Card Here

Please Detach Here

You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The Board of Directors unanimously recommends a vote FOR the election of all of the director nominees listed in Proposal 1 and FOR the approval of Proposal 2.

1. Election of Directors.	FOR all nominees listed below / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /	*EXCEPTIONS / /

Nominees: Steven S. Elbaum, Jerome B. Grossman and Guy W. Millner

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions

2.	Vote for the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 28, 2001.	FOR / /	AGAINST / /	ABSTAIN / /
CHANGE OF ADDRESS AND OR COMMENTS MARK HERE / /

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 2001 Annual Meeting and related Proxy Statement, (2) the Company's Form 10-K for the 2000 fiscal year and (3) the Company's 2000 Annual Report to Stockholders.
Dated: ______________________________________________________, 2001
_____________________________________________________________ Signature
_____________________________________________________________ Signature, if held jointly
IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Votes MUST be indicated /x/ /x/ in Black or Blue ink.

QuickLinks

TIME, PLACE AND DATE OF ANNUAL MEETING
INFORMATION CONCERNING PROXY
PURPOSES OF THE ANNUAL MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 29, 2000
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 29, 2000 AND 2000 YEAR END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Periods Ending
RATIFICATION OF APPOINTMENT OF AUDITORS (Item 2 on Proxy Card)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER MATTERS
SPHERION CORPORATION Charter of the Audit Committee of the Board of Directors